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Exhibit 10.1

CRA INTERNATIONAL, INC.

2009 NONQUALIFIED INDUCEMENT STOCK OPTION PLAN

SECTION 1. PURPOSE

        The purpose of this 2009 Nonqualified Inducement Stock Option Plan (the "Plan") is to promote the interests of CRA International, Inc. (the "Company"), by affording certain persons the opportunity to acquire a proprietary interest in the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The Company intends that this purpose will be effected by the granting of non-statutory stock options ("Inducement Options") under the Plan. In addition, this Plan provides the Plan Administrator the sole authority to establish the terms and conditions for the exercise of any Inducement Option, including, but not limited to, non-competition, non-solicitation and non-hire provisions. As used in the Plan the terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2. ADMINISTRATION

        2.1    The Plan Administrator.    The Plan shall be administered by the Plan Administrator (the "Plan Administrator"), which shall be the Compensation Committee of the Board of Directors of the Company (the "Board") unless otherwise determined by the Board, in which case the Plan Administrator shall be the entire Board unless the Board shall appoint another committee to be the Plan Administrator. It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee of the Board composed solely of two or more "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Plan Administrator shall require the affirmative vote of a majority of all members thereof.

        2.2    Powers of the Plan Administrator.    Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

        (a)   To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

        (b)   To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and optionees;

        (c)   To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

        (d)   Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3. STOCK

        3.1    Stock to be Issued.    The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, without par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 250,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

        3.2    Expiration, Cancellation or Termination of Option.    Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall not again be the subject of options under the Plan.

SECTION 4. ELIGIBILITY

        Inducement Options under the Plan may be granted only to persons to whom the Company may issue securities without stockholder approval in accordance with Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

SECTION 5. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

        5.1    Termination of Employment.    Except as may be otherwise expressly provided herein, options shall terminate on the earliest of:

        (a)   the date of expiration thereof;

        (b)   immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as defined below and as determined by the Company or such parent or subsidiary); or

        (c)   in the case of termination without cause or voluntary termination by the optionee, thirty (30) days after the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) for any reason other than death or retirement;

provided, however, that options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in clauses (b) and/or (c).

        An employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company (or any such parent or subsidiary). Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be determined by the Plan Administrator at the time thereof.

        As used herein, "cause" shall be determined by the Company in its sole discretion subject to applicable law.

        5.2    Death or Retirement of Optionee.    In the event of the death of the holder of an option that is subject to clause (c) of Section 5.1 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option at the time of his death.

        If, before the date of the expiration of an option that is subject to clause (c) of Section 5.1 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement.

SECTION 6. TERMS OF THE OPTION AGREEMENTS

        Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Plan Administrator shall from time to time deem appropriate. Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other terms or conditions of the Plan.

        Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

        6.1    Expiration of Option.    Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than as specified in Section 5 of this Plan.

        6.2    Exercise.    Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other terms and conditions as the Plan Administrator in its sole discretion may specify upon granting the option, including non-competition, non-solicitation and non-hire provisions.

        6.3    Purchase Price.    The purchase price per share under each option shall be determined by the Plan Administrator at the time the option is granted, provided however that such purchase price shall not be less than fair market value as of the date of option grant. For the purpose of the Plan the "fair market value" of the Common Stock shall be the closing price per share on the applicable date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, the mean of the bid and asked prices per share on the applicable date or, if the Common Stock is not traded over-the-counter, the fair market value as determined by the Plan Administrator.

        6.4    Transferability of Options.    Inducement Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer or assignment of an Inducement Option by the original optionee for no consideration to: (i) any member of the optionee's Immediate Family; (ii) any trust solely for the benefit of members of the optionee's Immediate Family; (iii) any partnership whose only partners are members of the optionee's Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the optionee's Immediate Family. For purposes of this Section 6.4, "Immediate Family" means an optionee's parents, spouse, children and grandchildren. Nothing contained in this Section 6.4 shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Inducement Option or portion thereof, and approval to transfer or assign any Inducement Option or portion thereof does not mean that such approval will be given with respect to any other Inducement Option or portion thereof. The transferee or assignee of any Inducement Option shall be subject to all of the terms and conditions applicable to such Inducement Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Inducement Option. In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the original optionee shall continue to determine the term and time for exercise of such Inducement Option for purposes of Sections 5.1 and 5.2 above.

        6.5    Rights of Optionees.    No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the optionee.

        6.6    Certain Rights of the Company.    The Plan Administrator may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Plan Administrator all or any number of shares purchased upon exercise of such option or a right of first refusal in connection with subsequent transfer of any or all of such shares. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the option for the shares subject to repurchase is granted. In the event the Plan Administrator shall grant options subject to the Company's repurchase option or right of first refusal, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option or right of first refusal.

        6.7    "Lockup" Agreement.    The Plan Administrator may in its discretion specify upon granting an option that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the optionee shall agree in writing that for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may be reasonably requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of any registration of securities of the Company, the optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

        7.1    Method of Exercise.    Subject to the Company's then-applicable "quiet period policy" and any other policy the Company may have in effect from time to time regarding the exercise and/or sale of securities, any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares. Such exercise shall comply with all other terms and provisions of such option.

        7.2    Payment of Purchase Price.    Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by cash or check equal to the option price for the number of shares specified in the Notice or, with the consent of the Plan Administrator, by one or more of the following methods: (i) by delivery to the Company of shares of Common Stock that are not then subject to restriction under any Company plan; such surrendered shares shall have a fair market value equal in amount to the exercise price of the Inducement Options being exercised; (ii) a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Plan Administrator may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code; (iii) by delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) by delivery of such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the option price of such shares (as defined at Section 6.3 above), or (v) by any combination of such methods. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8. CHANGES IN COMPANY'S CAPITAL STRUCTURE

        8.1    Rights of Company.    The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        8.2    Recapitalizations, Stock Splits and Dividends.    If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares set forth in Section 3.1 shall be adjusted by substituting therefor that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock immediately prior to the event requiring adjustment would own as the result of such event.

        8.3    Merger without Change of Control.    After a merger of one or more corporations or other entities with or into the Company or after a consolidation of the Company and one or more corporations or other entities in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation securities representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation or entity, as the case may be, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the shares of Common Stock as to which such option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or entity or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option shall be so exercised.

        8.4    Change of Control.    If the Company is merged with or into or consolidated with another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another entity while unexercised options remain outstanding under the Plan (each a "Change in Control Transaction"), then in such event:

          (a)   subject to the provisions of clause (d) below, after the effective date of such Change in Control Transaction, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of the shares of Common Stock as to which such option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or entity or Common Stock) to which such holder would have been entitled pursuant to the terms of the Change in Control Transaction if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised;

          (b)   the Plan Administrator may accelerate the time for exercise of some or all unexercised and unexpired options so that from and after a date prior to the effective date of such Change in Control, specified by the Plan Administrator such accelerated options shall be exercisable in full;

          (c)   the Company may make or provide for a cash payment to the holders of options equal to the difference between (i) the fair market value of the per share consideration (whether cash, securities or other property or any combination of the above) the holder of a share of Common Stock will receive upon consummation of the Change in Control Transaction (the "Per Share Transaction Price") times the number of shares of Common Stock subject to outstanding vested Options (to the extent then exercisable at prices not equal to or in excess of the Per Share Transaction Price) and (ii) the aggregate exercise price of such outstanding vested Options, in exchange for the termination of such options; and/or

          (d)   all outstanding options may be canceled by the Plan Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the period specified in such notice.

        8.5    Adjustments to Common Stock Subject to Options.    Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

        8.6    Miscellaneous.    Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9. GENERAL RESTRICTIONS

        9.1    Investment Representations.    The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

        9.2    Compliance with Securities Laws.    The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Plan Administrator shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

        The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        9.3    Employment Obligation.    The granting of any option shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any optionee; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him or her.

        9.4    Withholding Tax.    Whenever under the Plan securities or other property are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto, or make arrangements satisfactory to the Plan Administrator regarding payment of such withholding taxes. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee. An optionee may elect, with the consent of the Plan Administrator, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of such option a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (ii) delivering to the Company a number of mature shares of Common Stock with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 10. AMENDMENT OR TERMINATION OF THE PLAN

        The Board of Directors may modify, revise or terminate this Plan at any time and from time to time.

SECTION 11. NONEXCLUSIVITY OF THE PLAN

        The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other inducement or other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12. EFFECTIVE DATE AND DURATION OF PLAN

        The Plan shall become effective upon both of the following events occurring: (a) adoption of the Plan by the Board of Directors and (b) the Company acquiring all or a portion of the consulting business and assets of Marakon Associates on or before August 31, 2009. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

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  Exhibit 10.1
CRA INTERNATIONAL, INC. 2009 NONQUALIFIED INDUCEMENT STOCK OPTION PLAN